Exhibit 10.1

CBL & ASSOCIATES PROPERTIES, INC.

2021 EQUITY INCENTIVE PLAN

Effective as of November 1, 2021 and pursuant to that Third Amended Joint Chapter 11 Plan of CBL & Associates Properties, Inc. and Its Affiliated Debtors (with Technical Modifications) (Docket No. 1369) as confirmed and approved by the Bankruptcy Court on August 11, 2021 in the Company’s Chapter 11 Bankruptcy case styled In re CBL & Associates Properties, Inc., et al, Case No. 20-35226, United States Bankruptcy Court, Southern District of Texas, Houston Division, the Company has adopted the CBL & Associates Properties, Inc. 2021 Equity Incentive Plan (the “Plan”).

ARTICLE I.

Purpose

1.1Purpose.  The purpose of the Plan is to give the Company a significant advantage in attracting, retaining and motivating Officers, Employees and Non-Employee Directors of the Company and to provide the Company and its Subsidiaries with the ability to provide incentives more directly linked to the long term profitability of the Company’s businesses and increases in stockholder value thereby strengthening the commitment of the Company’s Officers, Employees and Directors to the welfare of the Company and promoting an identity of interest between stockholders and the Company’s Officers, Employees and Directors.

The Plan is intended to replace, in its entirety, the CBL & Associates Properties, Inc. 2012 Stock Incentive Plan,  as approved by the Company’s stockholders and adopted by the Board on May 7, 2012 and amended by Amendment Number 1 thereto on January 7, 2014 and further amended by Amendment Number 2 on May 9, 2017 and further amended by Amendment Number 3 on February 10, 2020  (collectively, the “Prior Plan”), and no new awards shall be made under the Prior Plan on or after the Effective Date of this Plan.  Capitalized terms used in the Plan are defined in Article XI.

ARTICLE II.

Eligibility

2.1Eligibility.  Officers, Employees, Non-Employee Directors, consultants and independent contractors of the Company and its Subsidiaries and Affiliates who are responsible for or contribute to the management, growth and profitability of the business of the Company and its Subsidiaries and Affiliates are eligible to be granted Awards under the Plan, subject to the limitations described herein.

ARTICLE III.
Administration and Delegation

3.1Administration.  The Plan shall be administered by the Administrator. The initial Administrator shall be the Compensation Committee of the Board.

Subject to the Overall Share Limit and other provisions of the Plan, the Administrator shall have primary authority to grant Awards pursuant to the terms of the Plan to Officers, Employees, Non-Employee Directors, consultants and independent contractors of the Company and its Subsidiaries and Affiliates.

Among other things, the Administrator shall have the authority, subject to the terms of the Plan:

(a)to select the Officers, Employees, Non-Employee Directors, consultants and independent contractors to whom Awards may from time to time be granted; provided that awards to Non-Employee Directors shall be made only in accordance with Section 4.5 below;

(b)to determine whether and to what extent Awards are to be granted hereunder;

(c)to determine the number of Shares to be covered by each Award granted hereunder;

(d)to determine the terms and conditions of any Award granted hereunder (including, but not limited to, subject to Article V below, the option price, any vesting restriction or limitation and any vesting acceleration or forfeiture waiver regarding any Award and the Shares relating thereto, based on such factors as the Administrator shall determine);

(e)to modify, amend or adjust the terms and conditions of any Award, at any time or from time to time, including, but not limited to, with respect to performance goals and measurements applicable to performance-based Awards pursuant to the terms of the Plan;

(f)to determine to what extent and under what circumstances Common Stock and other amounts payable with respect to an Award shall be deferred; and

(g)to determine under what circumstances a Stock Option may be settled in cash or Common Stock under Section 5.5 below.

The Administrator shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable, to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any agreement relating thereto) and to otherwise supervise the administration of the Plan. The Administrator may correct defects and ambiguities, supply omissions and reconcile inconsistencies in the Plan or any Award as it deems necessary or appropriate to administer the Plan and any Awards.

The Administrator may authorize any officer of the Company to execute and deliver documents on behalf of the Administrator.

Any determination made by the Administrator or pursuant to delegated authority pursuant to the provisions of the Plan with respect to any Award shall be made in the sole discretion of the Administrator or such delegate at the time of the grant of the Award or, unless in contravention of any express term of the Plan, at any time thereafter.  All decisions made by the Administrator or any appropriately delegated officer pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and Plan Participants subject to Plan provisions.

3.2Delegation.  If at any time no Compensation Committee shall be in office or if the Board shall otherwise determine, the functions of the Administrator specified in the Plan shall be exercised by the Board or by such other Committee of the Board to which such authority is assigned or delegated by resolution of the Board; provided any such other Committee that shall be charged with the responsibility of exercising the functions of the Administrator hereunder in the absence of the Compensation Committee and shall be comprised of not less than two individuals who shall meet the requirements as set forth in the definition of the Compensation Committee in Article XI below.  Notwithstanding the provisions hereof and to the extent Applicable Laws permit, the Board may delegate any or all of its powers under the Plan to one or more Committees and the Board may abolish any Committee or re-vest in itself any previously delegated authority at any time.

ARTICLE IV.
Stock Available for Awards

4.1Number of Shares.  Subject to adjustment under Article VIII and the terms of this Article IV, the total number of Shares available for distribution pursuant to Awards under the Plan (herein referred to as the “Overall Share Limit”) shall be the sum of (i) 3,222,222 Shares; and (ii) an annual increase on the first day of each calendar year beginning January 1, 2023 and ending on and including January 1, 2031, equal to the lesser of (A) 3%  of the aggregate number of Shares outstanding on the final day of the immediately preceding calendar year and (B) such smaller number of Shares as is determined by the Board.     Awards may be made under the Plan up to the Overall Share Limit. Shares issued under the Plan may consist of authorized but unissued Shares, Shares purchased on the open market or treasury Shares.

4.2Share Recycling.  If all or any part of an Award expires, lapses or is terminated, exchanged for cash, surrendered, repurchased, canceled without having been fully exercised or forfeited, in any case, in a manner that results in the Company acquiring Shares at a price not greater than the price (as adjusted to reflect any Equity Restructuring) paid by the Participant for such Shares or not issuing any Shares covered by the Award, the unused Shares covered by the Award will, as applicable, become or again be available for Award grants under the Plan.  Further, Shares delivered (either by actual delivery or attestation) to the Company by a Participant to satisfy the applicable exercise or purchase price of an Award and/or to satisfy any applicable tax withholding obligation (including Shares retained by the Company from the Award being exercised or purchased and/or creating the tax obligation) will, as applicable, become or again be available for Award grants under the Plan.  The payment of Dividend Equivalents in cash in conjunction with any outstanding Awards shall not count against the Overall Share Limit.

4.3Incentive Stock Option Limitations.  Notwithstanding anything to the contrary herein, no more than one million Shares may be issued pursuant to the exercise of Incentive Stock Options.

4.4Substitute Awards.  In connection with an entity’s merger or consolidation with the Company or the Company’s acquisition of an entity’s property or stock, the Administrator may grant Awards in substitution for any options or other stock or stock-based awards granted before such merger or consolidation by such entity or its affiliate in accordance with Applicable Laws.  Substitute Awards may be granted on such terms as the Administrator deems appropriate, notwithstanding limitations on Awards in the Plan.  Substitute Awards will not count against the Overall Share Limit (nor shall Shares subject to a Substitute Award be added to the Shares available for Awards under the Plan as provided above), except that Shares acquired by exercise of substitute Incentive Stock Options will count against the maximum number of Shares that may be issued pursuant to the exercise of Incentive Stock Options under the Plan.

4.5Non-Employee Director Compensation.  Notwithstanding any provision to the contrary in the Plan, the Administrator may establish compensation for Non-Employee Directors from time to time, subject to the limitations in the Plan.  The Administrator will from time to time determine the terms, conditions and amounts of all such Non-Employee Director compensation in its discretion and pursuant to the exercise of its business judgment, taking into account such factors, circumstances and considerations as it shall deem relevant from time to time, provided that the sum of any cash compensation, or other compensation, and the value (determined as of the grant date in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto) of Awards granted to a Non-Employee Director as compensation for services as a Non-Employee Director during any fiscal year of the Company may not exceed $750,000.  The Administrator, in its discretion, may make exceptions to these limits for an individual’s initial fiscal year of service as a Non-Employee Director or in the event of extraordinary circumstances with respect to a Non-Employee Director’s Board service, provided that any Non-Employee Director receiving such compensation may not participate in the decision to award such compensation or in other contemporaneous compensation decisions involving Non-Employee Directors. Non-Employee Directors may be awarded Shares (herein referred to as “Non-Employee Director Shares”).

4.6Annual Participant Share Limitation. Notwithstanding any provision herein to the contrary and subject to the Overall Share Limit stated above, the maximum number of Shares with respect to which Awards may be granted to any one Participant during a calendar year shall not exceed one million Shares.

ARTICLE V.
Stock Options and Stock Appreciation Rights

5.1General.  The Administrator may grant Options or Stock Appreciation Rights to Officers, Employees and Non-Employee Directors subject to the limitations in the Plan, including any limitations in the Plan that apply to Incentive Stock Options.  The Administrator will determine the number of Shares covered by each Option and Stock Appreciation Right, the exercise price of each Option and Stock Appreciation Right and the conditions and limitations applicable to the exercise of each Option and Stock Appreciation Right.  A Stock Appreciation Right will entitle the Participant (or other person entitled to exercise the Stock Appreciation Right) to receive from the Company upon exercise of the exercisable portion of the Stock Appreciation Right an amount determined by multiplying the excess, if any, of the Fair Market Value of one Share on the date of exercise over the exercise price per Share of the Stock Appreciation Right by the number of Shares with respect to which the Stock Appreciation Right is exercised, subject to any limitations of the Plan or that the Administrator may impose and payable in cash, Shares valued at such Fair Market Value or a combination of the two as the Administrator may determine or provide in the Award Agreement.

5.2Exercise Price.  The Administrator will establish each Option’s and Stock Appreciation Right’s exercise price and specify the exercise price in the Award Agreement.  Unless otherwise determined by the Administrator, the exercise price will not be less than 100% of the Fair Market Value on the grant date of the Option or Stock Appreciation Right.

5.3Duration.  Each Option or Stock Appreciation Right will be exercisable at such times and as specified in the Award Agreement and subject to the terms and provisions of the Award Agreement, provided that, unless otherwise determined by the Administrator in accordance with Applicable Laws, the term of an Option or Stock Appreciation Right will not exceed ten years.

5.4Exercise.  Options and Stock Appreciation Rights may be exercised by delivering to the Company a written notice of exercise, in a form the Administrator approves (which may be electronic), signed by the person authorized to exercise the Option or Stock Appreciation Right, together with, as applicable, payment in full (i) as specified in Section 5.5 for the number of Shares for which the Award is exercised and (ii) as specified in Section 9.5 for any applicable taxes.  Unless the Administrator otherwise determines, an Option or Stock Appreciation Right may not be exercised for a fraction of a Share.

5.5Payment Upon Exercise.  Subject to Section 10.8, any Company insider trading policy (including blackout periods) and Applicable Laws, the exercise price of an Option must be paid by:

(a)cash, wire transfer of immediately available funds or by check payable to the order of the Company, provided that the Company may limit the use of one of the foregoing payment forms if one or more of the payment forms below is permitted;

(b)if there is a public market for Shares at the time of exercise, unless the Company otherwise determines, through a cashless brokered exercise arrangement approved by the Administrator;

(c)to the extent permitted by the Administrator, delivery (either by actual delivery or attestation) of Shares owned by the Participant valued at their Fair Market Value;

(d)to the extent permitted by the Administrator, surrendering Shares then issuable upon the Option’s exercise valued at their Fair Market Value on the exercise date;

(e)to the extent permitted by the Administrator, delivery of any other property that the Administrator determines is good and valuable consideration; or

(f)to the extent permitted by the Company, any combination of the above payment forms approved by the Administrator.

ARTICLE VI.
Restricted Stock; Restricted Stock Units

6.1General.  The Administrator may grant Restricted Stock, or the right to purchase Restricted Stock, to any Officer, Employee or Non-Employee Director, subject to the Company’s right to repurchase all or part of such shares at their issue price or other stated or formula price from the Participant (or to require forfeiture of such shares) if conditions the Administrator specifies in the Award Agreement are not satisfied before the end of the applicable restriction period or periods that the Administrator establishes for such Award.  In addition, the Administrator may grant to Officers, Employees and Non-Employee Directors Restricted Stock Units, which may be subject to vesting and forfeiture conditions during the applicable restriction period or periods, as set forth in an Award Agreement.  The Administrator will determine and set forth in the Award Agreement the terms and conditions for each Restricted Stock and Restricted Stock Unit Award, subject to the conditions and limitations contained in the Plan.

6.2Restricted Stock.

(a)Dividends.  Participants holding shares of Restricted Stock will be entitled to all ordinary cash dividends paid with respect to such Shares, unless the Administrator provides otherwise in the Award Agreement.  Unless the Administrator provides otherwise, if any dividends or distributions are paid in Shares, or consist of a dividend or distribution to holders of Shares of property or cash, other than an ordinary cash dividend, the Shares or other property will be subject to the same restrictions on transferability and forfeitability as the shares of Restricted Stock with respect to which they were paid and shall be paid to a Participant when the applicable restrictions on transferability and forfeitability lapse.

(b)Stock Certificates.  The Company may require that the Participant deposit in escrow with the Company (or its designee) any stock certificates issued in respect of shares of Restricted Stock, together with a stock power endorsed in blank.

(c)Section 83(b) Election. If a Participant makes an election under Section 83(b) of the Code to be taxed with respect to the Restricted Stock as of the date of transfer of the Restricted Stock rather than as of the date or dates upon which such Participant would otherwise be taxable under Section 83(a) of the Code, such Participant shall be required to deliver a copy of such election to the Company promptly after filing such election with the Internal Revenue Service along with proof of the timely filing thereof.

6.3Restricted Stock Units.

(a)Settlement.  The Administrator may provide that settlement of Restricted Stock Units will occur upon or as soon as reasonably practicable after the Restricted Stock Units vest or will instead be deferred, on a mandatory basis or at the Participant’s election, in a manner intended to comply with Section 409A.

(b)Stockholder Rights. A Participant will have no rights of a stockholder with respect to Shares subject to any Restricted Stock Unit unless and until the Shares are delivered in settlement of the Restricted Stock Unit.

(c)Dividend Equivalents.  If the Administrator provides, a grant of Restricted Stock Units may provide a Participant with the right to receive Dividend Equivalents.  Dividend Equivalents may be paid currently or credited (in cash or additional Restricted Stock Units) to an account for the Participant, settled in cash or Shares and subject to the same restrictions on transferability and forfeitability as the Restricted Stock Units with respect to which the Dividend Equivalents are granted and subject to other terms and conditions as set forth in the Award Agreement.

ARTICLE VII.
Other Stock or Cash Based Awards

7.1Other Stock or Cash Based Awards may be granted to Participants, including Awards entitling Participants to receive Shares to be delivered in the future and including annual or other periodic or long-term cash bonus awards (whether based on specified Performance Criteria or otherwise), in each case subject to any conditions and limitations in the Plan and the applicable Award Agreement. Such Other Stock or Cash Based Awards will also be available as a payment form in the settlement of other Awards, as standalone payments and as payment in lieu of compensation to which a Participant is otherwise entitled.  Other Stock or Cash Based Awards may be paid in Shares, cash or other property, as the Administrator determines.  Subject to the provisions of the Plan, the Administrator will determine the terms and conditions of each Other Stock or Cash Based Award, including any purchase price, performance goal (which may be based on the Performance Criteria), transfer restrictions, and vesting conditions, which will be set forth in the applicable Award Agreement.

ARTICLE VIII.
TREATMENT OF AWARDS UPON CERTAIN EVENTS; Change In Control

8.1Changes in Capital Structure; Change in Control and Similar Events.  In the event of (i) a Change in Control, (ii) any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, split-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to acquire Shares or other securities of the Company, or other similar corporate transaction or event (including, without limitation, a Change in Control) that affects the Shares, (iii) an unusual or nonrecurring event (including, without limitation, a Change in Control) affecting the Company, a Subsidiary, or an Affiliated Entity, or the financial statements of the Company, a Subsidiary, or an Affiliated

Entity, or (iv) changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange or inter-dealer quotation system, accounting principles or law, such that in either case an adjustment is determined by the Committee in its sole discretion to be necessary or appropriate or (v) for any other reason which the Administrator determines otherwise warrants equitable adjustment because it interferes with the intended operation of the Plan, then the Administrator shall make any such adjustments in such manner as it may deem equitable, including without limitation any or all of the following:

(a)adjusting any or all of (A) the number of Shares or other securities of the Company (or number and kind of other securities or other property) that may be delivered in respect of Awards or with respect to which Awards may be granted under the Plan and (B) the terms of any outstanding Award, including, without limitation, (1) the number of Shares or other securities of the Company (or number and kind of other securities or other property) subject to outstanding Awards or to which outstanding Awards relate, (2) the exercise price with respect to any Award or (3) any applicable performance measures;

(b)providing for a substitution or assumption of Awards, accelerating the exercisability of, vesting, lapse of restrictions on, or termination of, Awards or providing for a period of time for exercise prior to the occurrence of such event; and

(c)cancelling any one or more outstanding Awards and causing to be paid to the holders thereof, in cash, shares of Common Stock, other securities or other property, or any combination thereof, the value of such Awards, if any, as determined by the Administrator (which if applicable may be based upon the price per share of Common Stock received or to be received by other stockholders of the Company in such event), including without limitation, in the case of an outstanding Option or SAR, a cash payment in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Administrator) of the Shares subject to such Option or SAR over the aggregate exercise price of such Option or SAR, respectively (it being understood that, in such event, any Option or SAR having a per share exercise price equal to, or in excess of, the Fair Market Value of a share of Common Stock subject thereto may be canceled and terminated without any payment or consideration therefor); provided, however, that, with respect to each of subsections (a), (b) and (c), in the case of any “equity restructuring” (within the meaning of FASB ASC Topic 718, as amended), the Administrator shall make an equitable or proportionate adjustment to outstanding Awards to reflect such equity restructuring. Any such adjustments shall be made in accordance with Section 409A of the Code, to the extent applicable. Any adjustment in Incentive Stock Options under this Section 9.1 (other than any cancellation of Incentive Stock Options) shall be made only to the extent not constituting a “modification” within the meaning of Section 424(h)(3) of the Code, and any adjustments under this Section 9.1 shall be made in a manner that does not adversely affect the exemption provided pursuant to Rule 16b-3 under the Exchange Act, to the extent applicable.  The Company shall give each Participant notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes.

(d)Any adjustment to Incentive Stock Options under this Section 8.1 shall take into account that adjustments which constitute a "modification" within the meaning of Section 424(h)(3) of the Code may have an adverse tax impact on such Incentive Stock Options and the Administrator may, in its sole discretion, provide for a different adjustment or no adjustment in order to preserve the tax effects of Incentive Stock Options.  Unless otherwise determined by the Administrator, any adjustments or substitutions under this Section 8.2 shall be made in a manner which does not adversely affect the exemption provided pursuant to Rule 16b-3 and any such adjustments or substitutions shall be subject to the provisions of this Plan.  The Company shall give each Participant notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes.

8.2Administrative Stand Still.  In the event of any pending stock dividend, stock split, combination or exchange of shares or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other extraordinary transaction or change affecting the Shares or the share price of the Shares, including any Business Combination or any securities offering or other similar transaction, for administrative convenience, the Administrator may refuse to permit the exercise of any Award for up to sixty days before or after such transaction.

8.3General.  Except as expressly provided in the Plan or the Administrator’s action under the Plan, no Participant will have any rights due to any subdivision or consolidation of Shares of any class, dividend payment, increase or decrease in the number of Shares of any class or dissolution, liquidation, merger, or consolidation of the Company or other corporation.  Except as expressly provided under Section 8.1 above or the Administrator’s actions under the Plan, no issuance by the Company of Shares of any class, or securities convertible into Shares of any class, will affect, and no adjustment will be made regarding, the number of Shares subject to an Award or the Award’s grant or exercise price.  The existence of the Plan, any Award Agreements and the Awards granted hereunder will not affect or restrict in any way the Company’s right or power to make or authorize (i) any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, (ii) any Change in Control or (iii) any sale or issuance of securities, including securities with rights superior to those of the Shares or securities convertible into or exchangeable for Shares.  The Administrator may treat Participants and Awards (or portions thereof) differently under this Article VIII.

ARTICLE IX.
General Provisions Applicable to Awards

9.1Transferability.  Except as the Administrator may determine or provide in an Award Agreement or otherwise for Awards other than Incentive Stock Options, Awards may not be sold, assigned, transferred, pledged or otherwise encumbered, either voluntarily or by operation of law, except by will or the laws of descent and distribution, or, subject to the Administrator’s consent, pursuant to a domestic relations order, and, during the life of the Participant, will be exercisable only by the Participant.  References to a Participant, to the extent relevant in the context, will include references to a Participant’s authorized transferee that the Administrator specifically approves.

9.2Documentation.  Each Award will be evidenced in an Award Agreement, which may be written or electronic, as the Administrator determines. Each Award may contain terms and conditions in addition to those set forth in the Plan.

9.3Discretion.  Except as the Plan otherwise provides, each Award may be made alone or in addition or in relation to any other Award.  The terms of each Award to a Participant need not be identical, and the Administrator need not treat Participants or Awards (or portions thereof) uniformly.

9.4Termination of Service; Change in Status.  The Administrator will determine, in its sole discretion, the effect of all matters and questions relating to any Termination of Service, including, without limitation, whether a Termination of Service has occurred, whether a Termination of Service resulted from a discharge for “cause” and all questions of whether a particular leave of absence constitutes a Termination of Service or any other change or purported change in a Participant’s status affects an Award and the extent to which, and the period during which, the Participant, the Participant’s legal representative, conservator, guardian or Designated Beneficiary may exercise rights under the Award, if applicable.

9.5Withholding.  Each Participant must pay to the Company or make provision satisfactory to the Administrator for payment of, any taxes required by law to be withheld in connection with such Participant’s Awards by the date of the event creating the tax liability.  The Company may deduct an amount sufficient to satisfy such tax obligations based on the applicable statutory withholding rates (or such other rate as may be determined by the Company after considering any accounting consequences or costs) from any payment of any kind otherwise due to a Participant.  Subject to Section 10.8 and any Company insider trading policy (including blackout periods), Participants may satisfy such tax obligations (i) in cash, by wire transfer of immediately available funds, by check made payable to the order of the Company, provided that the Company may limit the use of one of the foregoing payment forms if one or more of the payment forms below is permitted, (ii) to the extent permitted by the Administrator, in whole or in part by delivery of Shares, including Shares retained from the Award creating the tax obligation, valued at their Fair Market Value, (iii) if there is a public market for Shares at the time the tax obligations are satisfied, unless the Company otherwise determines, (A) delivery (including telephonically to the extent permitted by the Company) of an irrevocable and unconditional undertaking by a broker acceptable to the Company to deliver promptly to the Company sufficient funds to satisfy the tax obligations, or (B) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a broker acceptable to the Company to deliver promptly to the Company cash or a check sufficient to satisfy the tax withholding; provided that such amount is paid to the Company at such time as may be required by the Administrator, or (iv) to the extent permitted by the Company, any combination of the foregoing payment forms approved by the Administrator.  If any tax withholding obligation will be satisfied under clause (ii) of the immediately preceding sentence by the Company’s retention of Shares from the Award creating the tax obligation and there is a public market for Shares at the time the tax obligation is satisfied, the Company may elect to instruct any brokerage firm determined acceptable to the Company for such purpose to sell on the applicable Participant’s behalf some or all of the Shares retained and to remit the proceeds of the sale to the Company or its designee, and each Participant’s acceptance of an Award under the Plan will constitute the Participant’s authorization to the Company and instruction and authorization to such brokerage firm to complete the transactions described in this sentence.

9.6Amendment of Awards; Prohibition on Repricing.  Subject to the limitations herein, the Administrator may amend, modify or terminate any outstanding Award, including by substituting another Award of the same or a different type, changing the exercise or settlement date, and converting an Incentive Stock Option to a Non-Qualified Stock Option.  The Participant’s consent to such action will be required unless (i) the action, taking into account any related action, does not materially and adversely affect the Participant’s rights under the Award, or (ii) the change is permitted under Article VIII or pursuant to Section 10.6.  Except for such equitable adjustments pursuant to an Equity Restructuring, any repricing to reduce the exercise price of Non-Qualified Stock Options shall not be permitted under this Plan without approval of the Company’s stockholders.  In addition, and except upon the approval of the Company’s stockholders, no amendment of any outstanding Stock Appreciation Right to reduce its price per share shall be permitted, and no cancellation of any Stock Appreciation Right in exchange for cash or another Award shall be permitted when the Stock Appreciation Right price per share exceeds the Fair Market Value of the underlying Shares.

9.7Conditions on Delivery of Shares.  The Company will not be obligated to deliver any Shares under the Plan or remove restrictions from Shares previously delivered under the Plan until (i) all Award conditions have been met or removed to the Company’s satisfaction, (ii) as determined by the Company, all other legal matters regarding the issuance and delivery of such Shares have been satisfied, including any applicable securities laws and stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Administrator deems necessary or appropriate to satisfy any Applicable Laws.  The Company’s inability to obtain authority from any regulatory body having jurisdiction, which the Administrator determines is necessary to the lawful issuance and sale of any securities, will relieve the Company of any liability for failing to issue or sell such Shares as to which such requisite authority has not been obtained.

9.8Acceleration.  The Administrator may at any time provide that any Award will become immediately vested and fully or partially exercisable, free of some or all restrictions or conditions, or otherwise fully or partially realizable.

9.9Additional Terms of Incentive Stock Options.  The Administrator may grant Incentive Stock Options only to employees of the Company, any of its present or future parent or subsidiary corporations, as defined in Sections 424(e) or (f) of the Code, respectively, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code.  If an Incentive Stock Option is granted to a Greater Than 10% Stockholder, the exercise price will not be less than 110% of the Fair Market Value on the Option’s grant date, and the term of the Option will not exceed five years.  All Incentive Stock Options will be subject to and construed consistently with Section 422 of the Code.  By accepting an Incentive Stock Option, the Participant agrees if requested by the Company to give prompt notice to the Company of dispositions or other transfers (other than in connection with a Change in Control) of Shares acquired under the Option made within (i) two years from the grant date of the Option or (ii) one year after the transfer of such Shares to the Participant, specifying the date of the disposition or other transfer and the amount the Participant realized, in cash, other property, assumption of indebtedness or other consideration, in such disposition or other transfer.  Neither the Company nor the Administrator will be liable to a Participant, or any other party, if an Incentive Stock Option fails or ceases to qualify as an “incentive stock option” under Section 422 of the Code.  Any Incentive Stock Option or portion thereof that fails to qualify as an “incentive stock option” under

Section 422 of the Code for any reason, including becoming exercisable with respect to Shares having a fair market value exceeding the $100,000 limitation under Treasury Regulation Section 1.422-4, will be a Non-Qualified Stock Option.

ARTICLE X.

Miscellaneous

10.1No Right to Employment or Other Status.  No person will have any claim or right to be granted an Award, and the grant of an Award will not be construed as giving a Participant the right to continued employment or any other relationship with the Company.  The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan or any Award, except as expressly provided in an Award Agreement.

10.2No Rights as Stockholder; Certificates.  Subject to the Award Agreement, no Participant or Designated Beneficiary will have any rights as a stockholder with respect to any Shares to be distributed under an Award until becoming the record holder of such Shares.  Notwithstanding any other provision of the Plan, unless the Administrator otherwise determines or Applicable Laws require, the Company will not be required to deliver to any Participant certificates evidencing Shares issued in connection with any Award and instead such Shares may be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).  The Company may place legends on stock certificates issued under the Plan that the Administrator deems necessary or appropriate to comply with Applicable Laws.

10.3Effective Date and Term of Plan.  The Plan will become effective on the Effective Date and, unless earlier terminated by the Board, will remain in effect until the earlier of (i) the earliest date as of which all Awards granted under the Plan have been satisfied in full or terminated and no Shares approved for issuance under the Plan remain available to be granted under new Awards or (ii) the tenth (10th) anniversary of the Effective Date, but Awards previously granted may extend beyond that date in accordance with the Plan.

10.4Amendment of Plan.  The Administrator may amend, suspend or terminate the Plan at any time; provided that no amendment, other than an increase to the Overall Share Limit, may materially and adversely affect any Award outstanding at the time of such amendment without the affected Participant’s consent.   No Awards may be granted under the Plan during any suspension period or after Plan termination.  Awards outstanding at the time of any Plan suspension or termination will continue to be governed by the Plan and the Award Agreement, as in effect before such suspension or termination.  The Company will obtain stockholder approval of any Plan amendment to the extent deemed necessary by the Board to comply with (i) Applicable Laws, (ii) the requirements of the Code for Incentive Stock Options and (iii) listing standards of the New York Stock Exchange or any other securities exchange on which the securities of the Company are then listed.

10.5Provisions for Foreign Participants.  The Administrator may modify Awards granted to Participants who are foreign nationals or employed outside the United States or establish subplans or procedures under the Plan to address differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

10.6Section 409A.

(a)General.  The Company intends that all Awards be structured to comply with, or be exempt from, Section 409A, such that no adverse tax consequences, interest, or penalties under Section 409A apply.  Notwithstanding anything in the Plan or any Award Agreement to the contrary, the Administrator may, without a Participant’s consent, amend this Plan or Awards, adopt policies and procedures, or take any other actions (including amendments, policies, procedures and retroactive actions) as are necessary or appropriate to preserve the intended tax treatment of Awards, including any such actions intended to (A) exempt this Plan or any Award from Section 409A, or (B) comply with Section 409A, including regulations, guidance, compliance programs and other interpretative authority that may be issued after an Award’s grant date.  The Company makes no representations or warranties as to an Award’s tax treatment under Section 409A or otherwise.  The Company will have no obligation under this Section 10.6 or otherwise to avoid the taxes, penalties or interest under Section 409A with respect to any Award and will have no liability to any Participant or any other person if any Award, compensation or other benefits under the Plan are determined to constitute noncompliant “nonqualified deferred compensation” subject to taxes, penalties or interest under Section 409A.

(b)Separation from Service.  If an Award constitutes “nonqualified deferred compensation” under Section 409A, any payment or settlement of such Award upon a termination of a Participant’s employee relationship will, to the extent necessary to avoid taxes under Section 409A, be made only upon the Participant’s “separation from service” (within the meaning of Section 409A), whether such “separation from service” occurs upon or after the Termination of Service of a Participant.  For purposes of this Plan or any Award Agreement relating to any such payments or benefits, references to a “termination,” “termination of employment,” Termination of Service or like terms means a “separation from service.”

(c)Payments to Specified Employees.  Notwithstanding any contrary provision in the Plan or any Award Agreement, any payment(s) of “nonqualified deferred compensation” required to be made under an Award to a “specified employee” (as defined under Section 409A and as the Administrator determines) due to his or her “separation from service” will, to the extent necessary to avoid taxes under Section 409A(a)(2)(B)(i) of the Code, be delayed for the six-month period immediately following such “separation from service” (or, if earlier, until the specified employee’s death) and will instead be paid (as set forth in the Award Agreement) on the day immediately following such six-month period or as soon as administratively practicable thereafter (without interest).  Any payments of “nonqualified deferred compensation” under such Award payable more than six months following the Participant’s “separation from service” will be paid at the time or times the payments are otherwise scheduled to be made.

10.7Limitations on Liability.  Notwithstanding any other provisions of the Plan, no individual acting as a director, officer, other employee or agent of the Company or any Subsidiary will be liable to any Participant, former Participant, spouse, beneficiary, or any other person for any claim, loss, liability, or expense incurred in connection with the Plan or any Award, and such individual will not be personally liable with respect to the Plan because of any contract or other instrument executed in his or her capacity as an Administrator, director, officer, other employee or agent of the Company or any Subsidiary.  The Company will indemnify and hold harmless each director, officer, other employee and agent of the Company or any Subsidiary that has been or will be granted or delegated any duty or power relating to the Plan’s administration or interpretation, against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with the Administrator’s approval) arising from any act or omission concerning this Plan unless arising from such person’s own fraud or bad faith.

10.8Lock-Up Period.  The Company may, at the request of any underwriter representative or otherwise, in connection with registering the offering of any Company securities under the Securities Act, prohibit Participants from, directly or indirectly, selling or otherwise transferring any Shares or other Company securities during a period of up to one hundred eighty days following the effective date of a Company registration statement filed under the Securities Act, or such longer period as determined by the underwriter.

10.9Data Privacy.  As a condition for receiving any Award, each Participant explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of personal data as described in this Section 10.9 by and among the Company and its Subsidiaries and affiliates exclusively for implementing, administering and managing the Participant’s participation in the Plan.  The Company and its Subsidiaries and affiliates may hold certain personal information about a Participant, including the Participant’s name, address and telephone number; birthdate; social security, insurance number or other identification number; salary; nationality; job title(s); any Shares held in the Company or its Subsidiaries and affiliates; and Award details, to implement, manage and administer the Plan and Awards (the “Data”).  The Company and its Subsidiaries and affiliates may transfer the Data amongst themselves as necessary to implement, administer and manage a Participant’s participation in the Plan, and the Company and its Subsidiaries and affiliates may transfer the Data to third parties assisting the Company with Plan implementation, administration and management.  These recipients may be located in the Participant’s country, or elsewhere, and the Participant’s country may have different data privacy laws and protections than the recipients’ country.  By accepting an Award, each Participant authorizes such recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, to implement, administer and manage the Participant’s participation in the Plan, including any required Data transfer to a broker or other third party with whom the Company or the Participant may elect to deposit any Shares.  The Data related to a Participant will be held only as long as necessary to implement, administer, and manage the Participant’s participation in the Plan.  A Participant may, at any time, view the Data that the Company holds regarding such Participant, request additional information about the storage and processing of the Data regarding such Participant, recommend any necessary corrections to the Data regarding the Participant or refuse or withdraw the consents in this Section 10.9 in writing, without cost, by contacting the local human resources representative.  The Company may cancel Participant’s ability to participate in the Plan and, in the Administrator’s discretion, the Participant may forfeit any outstanding Awards if the Participant refuses or withdraws the consents in this Section 10.9.  For more information on the consequences of refusing or withdrawing consent, Participants may contact their local human resources representative.

10.10Severability.  If any portion of the Plan or any action taken under it is held illegal or invalid for any reason, the illegality or invalidity will not affect the remaining parts of the Plan,

and the Plan will be construed and enforced as if the illegal or invalid provisions had been excluded, and the illegal or invalid action will be null and void.

10.11Governing Documents.  If any contradiction occurs between the Plan and any Award Agreement or other written agreement between a Participant and the Company (or any Subsidiary) that the Administrator has approved, the Plan will govern, unless it is expressly specified in such Award Agreement or other written document that a specific provision of the Plan will not apply.

10.12Governing Law.  The Plan and all Awards will be governed by and interpreted in accordance with the laws of the State of Delaware, disregarding any state’s choice-of-law principles requiring the application of a jurisdiction’s laws other than the State of Delaware.

10.13Claw-back Provisions.  All Awards (including any proceeds, gains or other economic benefit the Participant actually or constructively receives upon receipt or exercise of any Award or the receipt or resale of any Shares underlying the Award) will be subject to any Company claw-back policy as in effect from time to time, including any claw-back policy adopted to comply with Applicable Laws (including the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder).

10.14Titles and Headings.  The titles and headings in the Plan are for convenience of reference only and, if any conflict, the Plan’s text, rather than such titles or headings, will control.

10.15Conformity to Securities Laws.  Participant acknowledges that the Plan is intended to conform to the extent necessary with Applicable Laws.  Notwithstanding anything herein to the contrary, the Plan and all Awards will be administered only in conformance with Applicable Laws.  To the extent Applicable Laws permit, the Plan and all Award Agreements will be deemed amended as necessary to conform to Applicable Laws.

10.16Relationship to Other Benefits.  No payment under the Plan will be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary except as expressly provided in writing in such other plan or an agreement thereunder.

ARTICLE XI.

Definitions

As used in the Plan, the following words and phrases will have the following meanings:

11.1“Administrator” means, initially, the Compensation Committee, provided, however, that the functions of the Administrator specified in the Plan may be exercised by the Board or by such other Committee of the Board to which such authority is assigned or delegated by resolution of the Board as set forth in Section 3.2 above and as further provided in Section 3.2 above.

11.2“Applicable Laws” means the requirements relating to the administration of equity incentive plans under U.S. federal and state securities, tax and other applicable laws, rules and regulations, the applicable rules of any stock exchange or quotation system on which the Shares are listed or quoted and the applicable laws and rules of any foreign country or other jurisdiction where Awards are granted.

11.3“Award” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units or Other Stock or Cash Based Awards.

11.4“Award Agreement” means a written agreement evidencing an Award, which may be electronic, that contains such terms and conditions as the Administrator determines, consistent with and subject to the terms and conditions of the Plan.

11.5“Board” means the Board of Directors of the Company.

11.6“Change in Control” means the first to occur of any of the following events:

(i)An acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or of either (A) the then outstanding shares of common Stock of the Company (the “Outstanding Common Stock”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Voting Securities”); excluding, however, the following: (I) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company, (II) any acquisition by the Company, or members of the Company’s management, or any combination thereof, (III) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (IV) any acquisition by any Person pursuant to a transaction which complies with clauses (A), (B) and (C) of Subsection (iii) of this definition or (V) any acquisition by a Person who as of the Effective Date has beneficial ownership of 20% or more of the Outstanding Common Stock or Outstanding Voting Securities (each, and “Excluded Holder”); or

(ii)Other than changes in the composition of the Board that occur within three (3) months following the Effective Date, a change in the composition of the Board such that the individuals who, as of the Effective Date or as of the first day of the fourth month following the Effective Date, constitute the Board (such Board shall be hereinafter referred to as the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, for the purposes of this definition, that any individual who becomes a member of the Board subsequent to such Effective Date, whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this provision) shall be considered as though such individual were a member of the Incumbent Board; but, provided further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (e.g., an election of directors involving a proxy solicitation subject to Rule 14a-12(c) of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so considered as a member of the Incumbent Board; or

(iii)The consummation of a reorganization, merger, consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), unless following such Business Combination:

(A)all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the Outstanding Common Stock and Outstanding Voting Securities immediately prior to such Business Combination will beneficially own, directly or indirectly, more than 50% of, respectively, the outstanding shares of common stock, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more Subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Common Stock and Outstanding Voting Securities, as the case may be, other than as a result of an increase in ownership of Outstanding Common Stock and Outstanding Voting Securities by an Excluded Holder;

(B)no Person (other than the Company, any employee benefit plan (or related trust) sponsored or maintained by the Company, any Excluded Holder or any corporation controlled by the Company or such corporation resulting from such Business Combination) will beneficially own, directly or indirectly, more than 50% of,  respectively, the outstanding shares of common stock of the corporation resulting from such  or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors except to the extent that such ownership existed with respect to the Company prior to the Business Combination; and

(C) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Business Combination; or

(iv)a complete liquidation or dissolution of the Company.

Notwithstanding any provision of this Section 11.6, for purposes of an Award that provides for a deferral of compensation under Section 409A of the Code, to the extent the impact of a Change in Control on such Award would subject a Participant to additional taxes under Section 409A of the Code, a Change in Control described in subsection (i), (ii), (iii) or (iv) above with respect to such Award must also constitute a “change in the ownership of a corporation,” “change in the effective control of a corporation,” or a “change in the ownership of a substantial portion of a corporation’s assets” within the meaning of Section 409A of the Code, as applied to the Company.

11.7“Code” means the Internal Revenue Code of 1986, as amended, and the regulations issued thereunder.

11.8“Committee” means one or more committees or subcommittees of the Board or otherwise consisting of one or more Company directors or executive officers, to the extent Applicable Laws permit.  To the extent required to comply with the provisions of Rule 16b-3, it is intended that each member of the Committee will be, at the time the Committee takes any action with respect to an Award that is subject to Rule 16b-3, a Non-Employee Director; however, a Committee member’s failure to qualify as a Non-Employee Director will not invalidate any Award granted by the Committee that is otherwise validly granted under the Plan.

11.9“Common Stock” means the common stock, par value $0.0001 per share, of the Company.

11.10“Company” means CBL & Associates Properties, Inc., a Delaware corporation, or any successor.

11.11“Compensation Committee” means the compensation committee of the Board. The Compensation Committee is required to be comprised of at least two individuals, each of whom is (i) a Non-Employee Director, and (ii) an “independent director” under the rules of the principal securities exchange or automated quotation system on which the Common Stock is traded.

11.12“Designated Beneficiary” means the beneficiary or beneficiaries the Participant designates, in a manner the Administrator determines, to receive amounts due or exercise the Participant’s rights if the Participant dies or becomes incapacitated.  Without a Participant’s effective designation, “Designated Beneficiary” will mean the Participant’s estate.

11.13“Director” means a Board member.

11.14“Disability” means “disability” within the meaning of Section 22(e)(3) of the Code.

11.15“Dividend Equivalents” means a right granted to a Participant under the Plan to receive the equivalent value (in cash or Shares) of dividends paid on Shares.

11.16“Effective Date” means November 1, 2021.

11.17“Employee” means any employee of the Company or any of its Subsidiaries.

11.18“Equity Restructuring” means a nonreciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off or recapitalization through a large, nonrecurring cash dividend, that affects the number or kind of Shares (or other Company securities) or the share price of Common Stock (or other Company securities) and causes a change in the per share value of the Shares underlying outstanding Awards.

11.19“Exchange Act” means the Securities Exchange Act of 1934, as amended.

11.20“Fair Market Value” means, as of any date, the value of Shares determined as follows: (i) if the Shares are listed on any established stock exchange, its Fair Market Value will be the mean between the highest and lowest reported sales prices for such Shares as quoted on such exchange for such date, or if no sale occurred on such date, the last day preceding such date during which sales occurred, as reported in The Wall Street Journal or another source the Administrator deems reliable; (ii) if the Shares are not traded on a stock exchange but is quoted on a national market or other quotation system, its Fair Market Value will be the mean between the highest and lowest reported sales price on such date, or if no sales occurred on such date, then on the last date preceding such date during which sales occurred, as reported in The Wall Street Journal or another source the

Administrator deems reliable; or (iii) if there is no regular public trading market for such Shares and it is not quoted on a national market or other quotation system, the Fair Market Value of the Shares shall be determined by the Administrator in good faith.

11.21“Greater Than 10% Stockholder” means an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or its parent or subsidiary corporation, as defined in Section 424(e) and (f) of the Code, respectively.

11.22“Incentive Stock Option” means an Option intended to qualify as an “incentive stock option” as defined in Section 422 of the Code.

11.23“Non-Employee Director” means any Director that is neither an Employee or an Officer and who qualifies as a “non-employee director” under Rule 16b-3.

11.24“Non-Employee Director Share(s)” shall be as defined in Section 4.5 hereof.

11.25“Non-Qualified Stock Option” means an Option not intended or not qualifying as an Incentive Stock Option.

11.26“Officer” means any officer of the Company or any of its Subsidiaries of the level of vice president or above.

11.27“Option” means an option to purchase Shares including but not limited to a Non-Qualified Stock Option and an Incentive Stock Option.

11.28“Other Stock or Cash Based Awards” means cash awards, awards of Shares, and other awards valued wholly or partially by referring to, or are otherwise based on, Shares or other property.

11.29“Outstanding Common Stock” shall be as defined in the definition of Change in Control stated herein.

11.30“Outstanding Voting Securities” shall be as defined in the definition of Change in Control stated herein.

11.31“Overall Share Limit” is defined in Section 4.1 hereof.

11.32 “Participant” means an Officer, Employee and Non-Employee Director who has been granted an Award.

11.33“Performance Criteria” mean the criteria (and adjustments) that the Administrator may select for an Award to establish performance goals for a performance period, which may include the following: net earnings or losses (either before or after one or more of interest, taxes, depreciation, amortization, and non-cash equity-based compensation expense); gross or net sales or revenue or sales or revenue growth; net income (either before or after taxes) or adjusted net income; profits (including but not limited to gross profits, net profits, profit growth, net operation profit or economic profit), profit return ratios or operating margin; budget or operating earnings (either before or after taxes or before or after allocation of corporate overhead and bonus); cash flow (including operating cash flow and free cash flow or cash flow return on capital); return on assets; return on capital or invested capital; cost of capital; return on stockholders’ equity; total stockholder return; return on sales; costs, reductions in costs and cost control measures; expenses; working capital; earnings or loss per share; adjusted earnings or loss per share; price per share or dividends per share (or appreciation in or maintenance of such price or dividends); regulatory achievements or compliance; implementation, completion or attainment of objectives relating to research, development, regulatory, commercial, or strategic milestones or developments; market share; economic value or economic value added models; division, group or corporate financial goals; customer satisfaction/growth; customer service; employee satisfaction; recruitment and maintenance of personnel; human resources management; supervision of litigation and other legal matters; strategic partnerships and transactions; financial ratios (including those measuring liquidity, activity, profitability or leverage); debt levels or reductions; sales-related goals; business development goals; financing and other capital raising transactions; cash on hand; acquisition activity; investment sourcing activity; marketing initiatives; and other measures of performance selected by the Board or Committee whether or not listed herein, any of which may be measured in absolute terms, as compared to any incremental increase or decrease or qualitatively in the Board or Committee’s sole discretion. Such performance goals also may be based solely by reference to the Company’s performance or the performance of a Subsidiary, division, business segment or business unit of the Company or a Subsidiary, or based upon performance relative to performance of other companies or upon comparisons of any of the indicators of performance relative to performance of other companies.  The Committee may provide for exclusion of the impact of an event or occurrence which the Committee determines should appropriately be excluded, including (a) restructurings, discontinued operations, extraordinary items, and other unusual, infrequently occurring or non-recurring charges or events, (b) asset write-downs, (c) litigation or claim judgments or settlements, (d) acquisitions or divestitures, (e) reorganization or change in the corporate structure or capital structure of the Company, (f) an event either not directly related to the operations of the Company, Subsidiary, division, business segment or business unit or not within the reasonable control of management, (g) foreign exchange gains and losses, (h) a change in the fiscal year of the Company, (i) the refinancing or repurchase of bank loans or debt securities, (j) unbudgeted capital expenditures, (k) the issuance or repurchase of equity securities and other changes in the number of outstanding shares, (l) conversion of some or all of convertible securities to Shares, (m) any business interruption event (n) the cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles, or (o) the effect of changes in other laws or regulatory rules affecting reported results.

11.34“Person” shall be as defined in the definition of Change in Control stated herein.

11.35“Plan” means this 2021 Equity Incentive Plan, as may be amended from time to time.

11.36“Prior Plan” shall be as defined in Section 1.1 above.

11.37 “Restricted Stock” means Shares awarded to a Participant under Article VI subject to certain vesting conditions and other restrictions.

11.38“Restricted Stock Unit” means an unfunded, unsecured right to receive, on the applicable settlement date, one or more Shares or an amount in cash or other consideration determined by the Administrator to be of equal value as of such settlement date, subject to certain vesting conditions and other restrictions.  The definition of Restricted Stock Units also includes any performance-based Award granted under this Plan which shall be evidenced by an agreement which provides for the payment of cash or issuance of Shares contingent upon the attainment of one or more specified performance goals over such period as the Administrator may specify.  For purposes of this Plan, a performance-based Award of Restricted Stock Units shall be deemed to cover a number of Shares equal to the maximum number of Shares that may be issued upon payment of such Award.  A Restricted Stock Unit may also be referred to, in application, as a “Performance Stock Unit” or “PSU”.

11.39“Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act.

11.40“Section 409A” means Section 409A of the Code and all regulations, guidance, compliance programs and other interpretative authority thereunder.

11.41“Securities Act” means the Securities Act of 1933, as amended.

11.42“Shares” means shares of Common Stock.

11.43“Stock Appreciation Right” means a stock appreciation right granted under Article V.

11.44“Subsidiary” means any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain beneficially owns, at the time of the determination, securities or interests representing at least 50% of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.

11.45“Substitute Awards” shall mean Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.

11.46“Termination of Service” means the date the Participant ceases to be an Employee, Officer or Non-Employee Director.

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